Independent Auditors' Consent



To the Board of Trustees and Shareholders of Aquila Rocky Mountain Equity Fund:

We consent to the use of our report dated January 31, 2001 with respect to Aquila Rocky Mountain Equity Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and "Transfer Agent, Custodian, and Auditors" in the Statement of Additional Information.


/s/ KPMG
KPMG


New York, New York
April 13, 2001